UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2017

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CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL	32095
(Address of Principal Executive Offices)	(Zip Code)

(904) 824-3133

(Registrant’s telephone number, including area code)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07  Submission of Matters to a Vote of Security Holders.

On February 8, 2017, Creative Learning Corporation (the “Company” or “CLC”) issued a press release announcing that the deadline for Brian Pappas and FranVentures, LLC (together, “Pappas”) to deliver the written consents needed to effect Pappas’ attempt to remove without cause all of the current members of the CLC board of directors (the “Board”) and replace them with candidates proposed by Pappas had expired on February 7, 2017.

Pappas first delivered to the Company a Notice of Proposed Action by Written Consent of Stockholders on December 9, 2016.  Pappas solicited written consents to take the following actions (the “Pappas Proposals”) without a meeting of the Company’s stockholders:

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Proposal 1:  Remove without cause Michael Gorin, Charles Grant, JoyAnn Kenny-Charlton and Joseph Marucci, and any person (other than those elected by Pappas’ consent solicitation) elected or appointed to the Board to fill any vacancy on the Board or any newly created directorships on or after December 9, 2016 and prior to the effective date of the Pappas Proposals.

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Proposal 2:  Elect Walter Ramsley, Mark D. Shaw and David K. Waldman (or, if any such nominee is unable or unwilling to serve as a director of the Company, any other person designated as a nominee by the remaining nominee or nominees) to serve as directors of the Company.

The Company filed its Definitive Consent Revocation Statement in connection with Pappas’ consent solicitation with the U.S. Securities and Exchange Commission on January 10, 2017.  In its Definitive Consent Revocation Statement, the Company opposed each of the Pappas Proposals and solicited revocations of any consents executed by CLC stockholders in connection with Pappas’ consent solicitation.

Under Section 228 of the General Corporation Law of the State of Delaware, the Pappas Proposals would have become effective if valid, unrevoked consents signed by the holders of record of a majority of the shares of the Company’s common stock outstanding as of the close of business on December 9, 2016, the record date for Pappas’ consent solicitation (the “Record Date”), had been delivered to the Company within 60 days of the earliest dated written consent delivered to the Company.  The earliest dated written consent was delivered to the Company by FranVentures, LLC on December 9, 2016.  Accordingly, in order for the Pappas Proposals to become effective, the requisite number of written consents needed to be delivered to the Company by no later than February 7, 2017.

As of the Record Date, 12,001,409 shares of CLC common stock were outstanding.  As of February 7, 2017, the written consent delivered to the Company by FranVentures, LLC, representing 1,838,429 shares of CLC common stock as of the Record Date, or approximately 15.3% of the total number of shares of CLC common stock outstanding as of the Record Date, was the only written consent delivered to the Company in connection with Pappas’ consent solicitation.  No WHITE consent cards in favor of the Pappas Proposals were delivered to the Company.  Accordingly, the number of written consents delivered to the Company in connection with Pappas’ consent solicitation was insufficient to approve either of the Pappas Proposals.

Item 8.01  Other Events.

As described in Item 5.07 above, on February 8, 2017, the Company issued a press release announcing that the deadline for Pappas to deliver the requisite written consents in connection with Pappas’ consent solicitation had expired on February 7, 2017, and that the number of written consents delivered to the Company was insufficient to approve either of the Pappas Proposals.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

99.1

Press release issued February 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 9, 2017
CREATIVE LEARNING CORPORATION

	By:	/s/ Christian Miller
Name: Christian Miller
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press release issued February 8, 2017.